Exhibit 99.1

NEWS RELEASE

IR Contacts:
Julia Harper
Chief Financial Officer
1-503-615-1250
julia.harper@radisys.com

Brian Bronson
Corporate Controller and Treasurer
RadiSys Corporation
1-503-615-1281
brian.bronson@radisys.com

RADISYS CORPORATION ANNOUNCES EXERCISE OF OPTION BY INITIAL
PURCHASERS OF ITS 1 3/8% CONVERTIBLE SENIOR NOTES
DUE NOVEMBER 15, 2023

     HILLSBORO, OR — November 14, 2003 — RadiSys Corporation (Nasdaq: RSYS), announced today that the initial purchasers of RadiSys’ 1 3/8% Convertible Senior Notes due November 15, 2023 have exercised the option granted by RadiSys to purchase an additional $25 million principal amount of the notes, bringing the total aggregate principal amount of notes sold to $100 million.

     This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation of sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

     The securities will not be registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

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